Exhibit 99.1

MEDIAALPHA ANNOUNCES FIRST QUARTER 2021
FINANCIAL RESULTS

●	Revenue of $174 million, up 45% year over year
○	Revenue from Property & Casualty grew 74% year over year to $126 million
●	Transaction Value grew to a record $262.5 million, up 58% year over year

Los Angeles, CA (May 13, 2021) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the first quarter ended March 31, 2021.

“We had a great start to 2021, with our Transaction Value growing 58% year over year to another quarterly record,” said Steve Yi, MediaAlpha Co-Founder and CEO. “Given consumers’ aggressive adoption of online shopping in the past year, and our industry-leading market share, we are very optimistic about further solidifying our position as the leading customer acquisition partner to the insurance industry this year. As a result, we are raising our guidance for Transaction Value, Contribution and Adjusted EBITDA for full year 2021.”

First Quarter 2021 Financial Results
●	Revenue of $173.6 million, an increase of 45% year over year;
●	Transaction Value of $262.5 million, an increase of 58% year over year;
●	Gross margin of 15.2%, compared with 15.7% in the first quarter of 2020;
●	Contribution Margin(1) of 16.1%, compared with 16.5% in the first quarter of 2020;
●	Net income was $0.2 million, compared with $8.8 million in the first quarter of 2020; and
●	Adjusted EBITDA(1) was $16.3 million, compared with $12.7 million in the first quarter of 2020.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
For the second quarter of 2021, MediaAlpha currently expects the following:

●	Transaction Value between $255 million - $260 million, representing 47% year-over-year growth at the midpoint of the guidance range;
●	Revenue between $156 million - $161 million, representing 28% year-over-year growth at the midpoint of the guidance range;
●	Contribution between $25 million - $27 million, representing 28% year-over-year growth at the midpoint of the guidance range; and
●	Adjusted EBITDA between $14.5 million - $15.5 million, representing 13% year-over-year growth at the midpoint of the guidance range.

For the full year 2021, MediaAlpha currently expects the following:

●	Transaction Value between $1,050 million - $1,100 million, representing 32% year-over-year growth at the midpoint of the guidance range;
●	Revenue between $680 million - $710 million, representing 19% year-over-year growth at the midpoint of the guidance range;
●	Contribution between $114 million - $118 million, representing 25% year-over-year growth at the midpoint of the guidance range; and
●	Adjusted EBITDA between $65 million - $67 million, representing 14% year-over-year growth at the midpoint of the guidance range.

The Company expects total shares outstanding at the end of the second quarter of 2021 to be 59.4 million and 64.6 million on a basic and fully diluted basis, respectively.

With respect to the Company’s projections of Contribution and Adjusted EBITDA under “Financial Discussion – Q2 2021 Outlook,” MediaAlpha is not providing a reconciliation of Contribution or Adjusted EBITDA to the respective GAAP measures because the Company is unable to predict with reasonable certainty the reconciling items that may affect gross profit and net income without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures for the applicable period.

For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company’s first quarter 2021 results and its financial outlook for the second quarter and full year of 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (833) 350-1346 or internationally at (236) 389-2445 with Conference ID 8753258. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year 2021. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the  Annual Report on Form 10-K filed on March 15, 2021 and our Quarterly Report on Form 10-Q to be filed for the first quarter of 2021. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this shareholder letter.

Non-GAAP Financial Measures and Operating Metrics

This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP.  See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.

We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, the Company believes that Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management team and board of directors. Each of Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Investor Relations
IR@MediaAlpha.com

Press
SHIFT
MediaAlpha@SHIFTComm.com

MediaAlpha, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$12,853	$23,554
Accounts receivable, net of allowance for credit losses of $0.6 million and $0.4 million, respectively	80,268	96,295
Prepaid expenses and other current assets	7,251	7,950
Total current assets	100,372	127,799
Property and equipment, net	749	762
Intangible assets, net	14,805	15,551
Goodwill	18,402	18,402
Deferred tax asset	91,278	31,613
Other assets	16,085	16,210
Total assets	$241,691	$210,337
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$64,574	$98,249
Accrued expenses	5,360	9,206
Total current liabilities	69,934	107,455
Long-term debt	183,004	182,668
Liabilities under tax receivable agreement, net of current portion	75,355	22,498
Other long-term liabilities	2,823	2,834
Total liabilities	331,116	315,455
Total stockholders’ (deficit) attributable to MediaAlpha, Inc.	$(30,803)	$(33,773)
Non-controlling interest	(58,622)	(71,345)
Total stockholders’ (deficit)	$(89,425)	$(105,118)
Total liabilities and stockholders’ deficit	$241,691	$210,337

MediaAlpha, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data and per share amounts)

	Three months ended March 31,
	2021	2020
Revenue	$173,588	$119,445
Cost and operating expenses
Cost of revenue	147,179	100,669
Sales and marketing	5,384	3,136
Product development	3,315	1,843
General and administrative	15,746	3,247
Total cost and operating expenses	171,624	108,895
Income from operations	1,964	10,550
Other (income), net	(150)	—
Interest expense	2,301	1,715
Total other expense	2,151	1,715
(Loss) income before income taxes	(187)	8,835
Income tax (benefit)	(364)	—
Net income	$177	$8,835
Net income attributable to QLH prior to Reorganization Transactions	—	8,835
Net (loss) attributable to non-controlling interest	(117)	—
Net income attributable to MediaAlpha, Inc.	$294	$—
Net income per share of Class A common stock
-Basic	$0.01	$—
-Diluted	$0.00	$—
Weighted average shares of Class A common stock outstanding
-Basic	33,136,632	—
-Diluted	62,163,390	—

MediaAlpha, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$177	$8,835
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity-based compensation expense	10,602	568
Depreciation expense on property and equipment	82	67
Amortization of intangible assets	746	804
Amortization of deferred debt issuance costs	345	113
Bad debt expense	157	107
Deferred taxes	(358)	—
Tax receivable agreement liability adjustments	(156)	—
Changes in operating assets and liabilities:
Accounts receivable	15,870	8,012
Prepaid expenses and other current assets	690	(54)
Other assets	125	(4,750)
Accounts payable	(33,675)	(2,615)
Accrued expenses	(3,961)	(3,796)
Net cash (used in) provided by operating activities	(9,356)	7,291

Cash flows from investing activities
Purchases of property and equipment	(69)	(17)
Net cash used in investing activities	(69)	(17)

Cash flows from financing activities
Proceeds received from:
Revolving line of credit	—	2,500

Payments made for:
Repayments on revolving line of credit	—	(2,500)
Repayments on long-term debt	—	(562)
Repurchase of Class B units at QLH up to fair value	—	(1,254)
Shares withheld for taxes on vesting of restricted stock units	(1,276)	—
Net cash used in financing activities	(1,276)	(1,816)
Net (decrease) increase in cash and cash equivalents	(10,701)	5,458
Cash and cash equivalents, beginning of period	23,554	10,028
Cash and cash equivalents, end of period	$12,853	$15,486

Key business and operating metrics

Transaction Value

     We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a direct driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via open and private platform transactions. In our open platform model, revenue recognized represents the Transaction Value and revenue share payments to our supply partners represent costs of revenue. In our private platform model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

    The following table presents Transaction Value by platform model for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
(dollars in thousands)	2021	2020
Open platform transactions	$169,348	$117,022
Percentage of total Transaction Value	64.5%	70.5%
Private platform transactions	93,114	49,026
Percentage of total Transaction Value	35.5%	29.5%
Total Transaction Value	$262,462	$166,048

     The following table presents Transaction Value by vertical for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
(dollars in thousands)	2021	2020
Property & casualty insurance	$183,426	$104,860
Percentage of total Transaction Value	69.9%	63.2%
Health insurance	50,342	33,346
Percentage of total Transaction Value	19.2%	20.1%
Life insurance	14,442	10,316
Percentage of total Transaction Value	5.5%	6.2%
Other(1)	14,251	17,526
Percentage of total Transaction Value	5.4%	10.6%
Total Transaction Value	$262,462	$166,048

(1)	Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin

We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statement of operations, revenue less cost of revenue, as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related; internet and hosting; amortization; depreciation; other services; and merchant-related fees. “Contribution Margin” represents Contribution expressed as a percentage of revenue for the same period. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on our online advertising, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage.

     The following table reconciles Contribution and Contribution Margin with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
(in thousands)	2021	2020
Revenue	$173,588	$119,445
Less cost of revenue	(147,179)	(100,669)
Gross profit	26,409	18,776
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	400	21
Salaries, wages, and related	464	356
Internet and hosting	102	123
Other expenses	105	68
Depreciation	7	5
Other services	291	219
Merchant-related fees	90	152
Contribution	$27,868	$19,720
Gross margin	15.2%	15.7%
Contribution Margin	16.1%	16.5%

Adjusted EBITDA

We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, and amortization of intangible assets, as well as equity-based compensation expense and transaction expenses. Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.

     The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2021 and 2020.

	Three months ended March 31,
(in thousands)	2021	2020
Net income	$177	$8,835
Equity-based compensation expense	10,602	1,266
Interest expense	2,301	1,715
Income tax (benefit)	(364)	—
Depreciation expense on property and equipment	82	67
Amortization of intangible assets	746	804
Transaction expenses(1)	2,759	—
Adjusted EBITDA	$16,303	$12,687

(1)	For the three months ended March 31, 2021, transaction expenses included $2.8 million in legal, accounting, and other consulting fees related primarily to the Secondary Offering.